UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014
(Address of principal executive offices) (Zip Code)

(212) 645-1405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On April 24, 2007, John A. Fazio resigned as a director of ImClone Systems Incorporated (the “Company”), effective as of such date. Prior to his resignation, Mr. Fazio was Chairman of the Company’s Audit Committee and a member of its Nominating and Corporate Governance Committee. Mr. Fazio has informed the Company’s Board of Directors that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On April 25, 2007, Andrew R. J. Bonfield was named a director of the Company. Mr. Bonfield is the Chief Financial Officer of Bristol-Myers Squibb Company, and has served in such capacity since September 23, 2002.

The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

Dated: April 26, 2007	By:	/s/	DANIEL J. O’CONNOR
Daniel J. O’Connor
Senior Vice President,
Interim General Counsel